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                                                                EXHIBIT 23.1

The Board of Directors of Bradley Real Estate, Inc.:

We consent to theuse of our report dated December 15, 1997 related tot he combined statement of revenues and certain expenses of Certain Acquisition Properties (as defined) for the year ended December 31, 1996 contained in the Form 8-K dated December 30, 1997, incorporated by reference in the registration statements (Nos. 333-30587, 33-34884 and 33-65180) on Form S-8 filed by the Company and the registration statement (No. 333-36577) on Amendment No. 3 to Form S-3 filed by Bradley Operating Limited Partnership.



                                                KPMG PEAT MARWICK LLP


Chicago, Illinois
December 30, 1997